Exhibit 99.1

ProPhase Labs Announces New $6 Million Stock Repurchase Program

Garden City, NY, March 15, 2023 (GLOBE NEWSWIRE) -- ProPhase Labs, Inc. (NASDAQ: PRPH), a growth oriented and diversified diagnostics, genomics and biotech company, today announced that its Board of Directors has authorized a stock repurchase program of up to $6 million in ProPhase Labs’ common stock. The Company’s previous stock buyback program expired in February 2023. During the past six months, between purchasing stock in the open stock market and retiring shares from stock option exercises, the Company retired a total of 1.2 million shares of common stock.

Under the new program, repurchases may be made, from time to time, over a six-month period through open market transactions (based on prevailing market prices), privately negotiated transactions, block trades, or any combination thereof, in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The number of shares to be repurchased and the timing of the repurchases, if any, will depend on several factors, including, but not limited to, price, trading volume and general market conditions, along with the Company’s working capital requirements and general business conditions. The Board of Directors of the Company will re-evaluate the program from time to time and may authorize adjustments to its terms. The Company expects to utilize its existing funds to fund repurchases under the repurchase program.

Ted Karkus, ProPhase’s Chief Executive Officer, commented, “Our new stock repurchase program is a testament to our significant execution over the past two years as well as the Board’s confidence in our multi-faceted strategy to continue to build value for our shareholders long-term.

Approximately two years ago, we successfully pivoted into the CLIA lab business and COVID-19 testing. Our execution over these past two years was simply incredible and demonstrates the ability of our management team to execute. While COVID-19 testing obviously slowed towards the end of 2022 and continues to slow in 2023, we have not sat still. We have taken advantage of the bear market in micro-cap development stage biotech and life sciences companies. We diversified successfully, leveraging our platform and infrastructure and are now well underway toward building several subsidiaries with even greater potential. To be clear, several of our subsidiaries are already operating at exceptional levels. Revenues from our Pharmaloz Manufacturing subsidiary are estimated to triple over the next two years. Our Nebula Genomics subsidiary is growing even faster, with revenues estimated to grow more than 100% in 2023 without distribution in retail stores. If we are successful in gaining acceptance in major retailers, then sales will grow even more dramatically. Development of our BE-Smart Esophageal Cancer Test is progressing very well. Testing is ongoing at mProbe in collaboration with Dr. Hartley and The Mayo Clinic. As described in recent press releases, we believe the BE-Smart test has multi-billion-dollar potential with minimal competition and significant unmet need. It could be commercialized later this year as an LDT (laboratory developed test) for cash payment and could be commercialized even more broadly once CPT codes are obtained for insurance reimbursement as early as 12 months from today. We believe our ProPhase BioPharma subsidiary has exciting potential in both the short-term and the long-term. In the short-term, we are currently conducting clinical studies of Equivir (OTC), a broad based anti-viral, and anticipate launching Equivir (OTC) in the United States toward the end of this year. We believe that this product has significant potential as an OTC and leverages our core infrastructure from when we owned the Cold-EEZE Cold Remedy brand. Our Linebacker cancer compound (LB-1) continues to demonstrate excellent pre-clinical results as a potential cancer co-therapy for several billion-dollar cancer drugs. These studies are continuing at Dana Farber Cancer Institute, and we look forward to reporting additional progress in the second quarter of this year. In the longer-term we feel that the knowledge gained from the BE-Smart test could also lead to some significant opportunities for therapeutic applications for Esophageal Adeno Carcinoma (EAC). And finally, our diversification strategy for our diagnostics laboratory is proceeding nicely. Our clinical lab and our genomics lab have both been fully constructed with equipment installed. We are in the final stages of completing clinical validations to ensure testing accuracy for regulatory obligations. Our genomics laboratory is equipped with state-of-the-art genomics equipment, which provides us with the ability to potentially be the low-cost provider of whole genome sequencing in the United States as well as a leading provider of other genomics tests. We are performing WGS technical validation in accordance with CLIA guidance. This is vital to ensure our performance is held at the highest standard.”

Mr. Karkus concluded, “As the largest shareholder in the Company, and based on my demonstrated loyalty to our long-term shareholders, my primary concern has always been on building value and return on investment, on both an absolute and per share basis. I am focused on the near-term performance as well as long term returns. Obviously, the Board of Directors and I are excited for the future of our Company.”

About ProPhase Labs

ProPhase Labs, Inc. (Nasdaq: PRPH) (“ProPhase”) is a growth oriented and diversified diagnostics, genomics and biotech company that seeks to leverage its CLIA lab services to provide whole genome sequencing and research direct to consumers and build a genomics database to be used for further research. The Company provides traditional CLIA molecular laboratory services, including COVID-19 testing. The Company also operates Pharmaloz, a rapidly growing contract manufacturing subsidiary, and offers the TK Supplements line of dietary supplements, which are distributed in food, drug, and mass stores throughout the country.

ProPhase Diagnostics, Inc., a wholly owned subsidiary of ProPhase, offers a broad array of clinical diagnostic and testing services at its CLIA certified laboratories including polymerase chain reaction (PCR) testing for SARS-CoV-2 (COVID-19) and Influenza A and Influenza B. Critical to COVID-19 testing, ProPhase Diagnostics provides fast turnaround times for results. ProPhase Diagnostics also offers best-in-class rapid antigen tests to broaden its COVID-19 testing beyond RT-PCR testing. The Company has announced plans for the expansion of the lab to include traditional clinical testing and genomics sequencing.

Nebula Genomics, a rapidly growing and wholly owned subsidiary of ProPhase, focuses on genomics sequencing and testing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in DNA. The data obtained from genomic sequencing may help to identify inherited disorders and tendencies, help predict disease risk, help identify expected drug response, and characterize genetic mutations, including those that drive cancer progression. The Company currently offers Nebula Genomics whole genome sequencing products direct-to-consumer online, with plans to sell in food, drug and mass (FDM) stores and to provide testing for universities conducting genomic research.

ProPhase BioPharma, Inc. (PBIO), a wholly owned subsidiary of ProPhase, was formed for the licensing, development and commercialization of novel drugs and compounds. Licensed compounds currently include Equivir (OTC/dietary supplement) and Equivir G (Rx), two broad based anti-virals, and Linebacker LB-1 and LB-2, two small molecule PIM kinase inhibitors. The Company is collaborating with the Dana Farber Cancer Institute to develop LB-1 as a cancer co- therapy. The Company also owns the exclusive rights to the BE-Smart Esophageal Pre-Cancer Diagnostic Screening test and related IP assets. The BE-Smart test remains under validation as a LDT. The test is focused on the early detection of esophageal cancer and is intended to provide health care providers and patients with data to help determine treatment options.

ProPhase Labs has decades of experience researching, developing, manufacturing, distributing, marketing, and selling OTC consumer healthcare products and dietary supplements under the TK Supplements® brand and Pharmaloz contract manufacturing subsidiary. ProPhase actively pursues strategic investments and acquisition opportunities for other companies, technologies, and products.

For more information, visit www.ProPhaseLabs.com.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including the timing and execution of our stock repurchase program, our expectations regarding the future revenue growth potential of each of our subsidiaries, our expected timeline for commercializing our BE-Smart Test and its market potential, our expected timeline for launching Equivir (OTC), its market potential and our expectations regarding insurance reimbursement, the market potential of our Linebacker (LB-1) compound and our timing for reporting additional progress, and our ability to be the low-cost provider of whole genome sequencing in the United States as well as a leading provider of other genomics tests; as well as our plans to expand our New York lab to include traditional clinical testing and genomic sequencing, to sell our whole genome sequencing products in food, drug and mass (FDM) stores and to provide testing for universities conducting genomic research.

Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

Media Relations and Institutional Investor Contact:

ProPhase Labs, Inc.

267-880-1111

investorrelations@prophaselabs.com

Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman

514-939-3989

Jboidman@renmarkfinancial.com

Source: ProPhase Labs, Inc.

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